                              SPECTRAN CORPORATION


                                                                 EXHIBIT 10.108


                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, executed as of April 1, 1998, between SpecTran Corporation, a Delaware corporation (hereinafter referred to as the "Corporation"), and Charles B. Harrison (hereinafter referred to as "Executive").

                              W I T N E S S E T H:
         WHEREAS, Executive desires to be employed by the Corporation; and the Corporation desires to enter into this employment agreement with Executive.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree with each other as follows:

         1. Employment. (a) The Corporation agrees to and does hereby employ Executive, and Executive agrees to and does hereby accept employment by the Corporation, as President and Chief Executive Officer of the Corporation, subject to the supervision and direction of the Board of Directors. The Company will use its best efforts to nominate Executive for election to the Board of Directors of the Company and will appoint Executive a Director of the Corporation's subsidiaries and a Director of the Corporation's affiliate, General Photonics LLC. The term of Executive's employment hereunder will be for the one year period commencing on April 13, 1998, and ending at midnight on the 12th day of April, 1999 (the "Base Term"). The Base Term shall be automatically renewed on a daily basis so that on each date during which Executive is employed under this Agreement the remaining term shall be a period of one year terminating at midnight of the first anniversary of the day immediately preceding such date, unless at any time the outside (i.e., non-employee) members of the Corporation's Board of Directors terminate the automatic daily renewal feature of this Agreement as provided in Article 1(b) below. The Base Term and all renewals thereof shall be deemed the "Employment Period" and shall hereinafter be referred to as such.
         (b) At any time during the Employment Period the outside (i.e., non-employee) members of the Corporation's Board of Directors may by resolution terminate the automatic daily renewal of this Agreement and set a termination date which shall be midnight of the first anniversary of the date immediately preceding the day on which such resolution was adopted (the "Termination Date"). Written notice ("Notice of Nonrenewal") of the outside directors' resolution setting a Termination Date shall be executed by each outside director and delivered to Executive within two business days of the adoption of such resolution. A Notice of Nonrenewal may be rescinded at any time by resolution of the outside members of the Corporation's Board of Directors executed and delivered in the same fashion.

         (c) If, following delivery to Executive of the Notice of Nonrenewal, neither the Corporation nor Executive terminates Executive's employment under
Article 12 below, this Agreement shall continue in full force and effect for the one-year period set forth in the Notice of Nonrenewal, and shall terminate on the Termination Date.


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         2. Scope of Duties/Headquarters/Other Directorships.
         (a) Executive agrees that as President and Chief Executive Officer of the Corporation, or in such other senior executive position to which he may be appointed, he will devote his full time and effort during the Employment Period to the performance of the duties of such office. Among other things, Executive, working with the current Chairman of the Board of Directors, will develop a review and analysis of the Corporation's strategic plan for presentation to the Board of Directors within five months after the commencement of Executive employment. Executive and the current Chairman of the Board of Directors will share responsibility for this analysis with the goal being the presentation of a mutually agreed report. If there is not mutual agreement, then Executive's responsibility will be to present Executive's own views to the Board of Directors as well as the alternatives.

         (b) Executive shall make his business headquarters at Sturbridge, Massachusetts and shall relocate should the Corporation change its headquarters. Executive shall undertake such travel as the Corporation may request.

         (c) It is understood and agreed that Executive will advise the Corporation of his intentions to act as a director of other corporations and may hold such directorships and shall be permitted to devote such time thereto as may reasonably be necessary to discharge the ordinary duties attendant upon any such directorships. Executive agrees that he will, upon request of the Board of Directors of the Corporation, resign from any such directorship notwithstanding that the Corporation may have theretofore approved his accepting or retaining such directorship.

         3. Employment Period - Annual Compensation. (a) Annual Executive Compensation. For the services and duties to be rendered and performed by Executive during the Employment Period, the Corporation agrees to pay Executive compensation at the rate of not less than Twenty Thousand Eight Hundred Thirty Three dollars and Thirty Three cents ($20,833.33) per month, for a total of Two Hundred Fifty Thousand dollars and no cents ($250,000.00) per year, which amount may be increased by action of the Compensation and Incentive Stock Option Committee (or a successor thereof) of the Board of Directors and subsequent resolution of the Board of Directors at such time or times and in such amount or amounts as it or they may in its and their sole discretion determine (this annual amount to be referred to as "Base Annual Executive Compensation"). Base Annual Executive Compensation shall be payable in equal semi-monthly installments. The Corporation shall reimburse Executive for all expenses reasonably and necessarily incurred in connection with his employment by the Corporation, including traveling expenses while absent, on the Corporation's business, from his business headquarters. Through the end of 1998, Executive will be reimbursed for up to Twenty Five Thousand dollars ($25,000) of travel expense (upon submission of receipts) between the Corporation's headquarters and Executive's home in Missouri. The Company will pay to Executive Thirty Thousand dollars ($30,000) for expenses relating to Executive's relocation to Sturbridge, Massachusetts and Executive will be reimbursed, based upon receipts, for reasonable temporary lodging in Sturbridge, Massachusetts for a period of six weeks. Executive will receive a monthly automobile allowance of Eight Hundred Twenty Five Dollars and no cents ($825.00).


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         (b)  Bonus.   Executive   will  be  eligible  to   participate  in  the
Corporation's key employee incentive plan which, based upon the achievement of certain specified objectives, will entitle Executive, while in the position of Chief Executive Officer, to a target bonus equal to fifty percent (50%) of the Base Annual Executive Compensation with additional opportunities to earn up to a maximum of one hundred twenty five percent (125%) of Executive Base Annual Executive Compensation. However, for 1998, Executive understands that the target
bonus  will  be  twenty-five   percent  (25%)  of  the  Base  Annual   Executive
Compensation.   Executive   will  also  be  eligible  to   participate   in  the
Corporation's all employee profit sharing plan, which entitles Executive to earn up to ten percent (10%) of Base Annual Executive Compensation as additional
compensation.   Notwithstanding  anything  herein  to  the  contrary,  Executive understands and agrees that the plans referred to in this Section 3(b) are subject to amendment or termination at the discretion of the Board of Directors. The Company and Executive agree that any cash bonuses earned by Executive in accordance with the plans described in this subparagraph or otherwise will be
placed  in  a  "Rabbi   Trust"  and  paid  to  Executive  in  six  equal  annual
installments, the first of which is to be paid on the first business day of the first January after Executive is no longer an employee of the Company.

         (c) Stock Options. At the first meeting of the Compensation and Incentive Stock Option Committee after Executive's first day as a full time employee of the Corporation (the "First Day"), Executive will be granted incentive stock options to purchase up to an aggregate of Fifty Thousand (50,000) shares of common stock at a per share exercise price equal to the closing price of the Corporation's common stock on the First Day, as reported on the NASDAQ National Market (the "Closing Price"). Six (6) months after the First Day, Executive will be granted incentive stock options1 (subject to Executive's right to elect otherwise as provided in the last sentence of this paragraph) to purchase an additional Fifty Thousand (50,000) shares of common stock, Twenty Five Thousand (25,000) of which will be at a per share exercise price equal to One Hundred Fifty Percent (150%) of the closing price on date of grant, with the second Twenty Five Thousand (25,000) at a per share exercise price of $20.00. Should the closing price on the date of grant of these last options exceed Twenty Dollars and no cents ($20.00) per share, then Executive may elect to receive this second set of options to purchase Twenty Five Thousand (25,000) shares of common stock either as incentive stock options at the closing price on the date of grant, or as non-qualified options at a per share exercise price of Twenty Dollars and no cents ($20.00).
--------
1 The Corporation presently has an insufficient number of shares reserved for issuance as incentive stock options to make this second grant of incentive stock options to purchase 50,000 shares of common stock. The Corporation will be seeking stockholder approval to reserve additional shares for issuance as incentive stock options at its next Annual Meeting of Stockholders, presently scheduled on or about May 31, 1998. While the Corporation does not anticipate that the stockholders will reject such a resolution, should they do so, Executive will have the option of receiving these options as non-qualified options promptly after the Annual Meeting, or awaiting the next meeting of stockholders at which the stockholders approve such additional reservation.


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         4. Vacation.  Executive shall be entitled to a vacation each year equal to one (1) month. Said vacation may be taken all at once or weekly at the sole discretion of Executive.

         5. Secrets. Executive agrees that any trade secrets or any other proprietary information (whether in written, verbal or any other form) relating to the existing or contemplated business and/or field of interest of the Corporation or any of its affiliates (for the purpose of this Agreement, an affiliate of the Corporation shall be deemed to be any corporation or other legal entity which controls the Corporation, which is controlled by the Corporation, or which is under common control with the Corporation), or of any corporation or other legal entity in which the Corporation or any of its affiliates has an ownership interest of more than twenty-five percent (25%), and any proprietary information (whether in written, verbal or any other form) of any of the Corporation's customers, suppliers, licensor or licensees, including, but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulae, patents, patent applications, machinery, materials, notes, drawings, research activities and plans, costs of production, contract forms, prices, volume of sales, promotional methods, lists of names or classes of customers, which he has heretofore acquired during his employment by the Corporation or any of its affiliates or which he may hereafter acquire during his employment with the Corporation or any of its affiliates, in both cases whether during or outside business hours, whether or not on the Corporation's premises, as the result of any disclosures to him, or in any other way, shall be regarded as held by him in a fiduciary capacity solely for the benefit of the Corporation, its successors or assigns, and shall not at any time, either during the term of this Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by him to anyone, or be otherwise used by him, except in the regular course of business of the Corporation or its affiliates. Upon termination of his employment, Executive shall return or deliver to the Corporation all tangible forms of such information in his possession or control, and shall retain no copies thereof. Information shall, for purposes of this Agreement, be considered to be secret if not known by the trade generally, even though such information may have been disclosed to one or more third parties pursuant to any business discussion or agreement, including distribution agreements, joint research agreements or other agreements entered into by the Corporation or any of its affiliates.

         6. Patents. Executive agrees to and does hereby sell, assign, transfer and set over to the Corporation, its successors, assigns, or affiliates, as the case may be, all his right, title, and interest in and to any inventions, improvements, processes, patents or applications for patents which he develops or conceives individually or in conjunction with others during his employment by the Corporation, or, having possibly conceived same prior to his employment, may complete while in the employ of the Corporation or any of its affiliates, in both cases whether during or outside business hours, whether or not on the Company's premises, which inventions, improvements, processes, patents or applications for patents are (i) in connection with any matters within the scope of the existing or contemplated business of the Corporation or any of its affiliates, or (ii) aided by the use of time, materials, facilities or information paid for or provided by the Corporation, all of the foregoing to be held and enjoyed by the Corporation, its successors, assigns or affiliates, as the case may be, to the full extent of the term for which any Letters Patent may be granted and as fully as the same would have been held by Executive, had this Agreement, sale or assignment not been made. Executive will make, execute and deliver any and all instruments and documents necessary to obtain patents for such inventions, improvements and processes in any and all countries. Executive hereby irrevocably appoints the Corporation to be his attorney in fact in the name of and on behalf of Executive to execute all such instruments and do all such things and generally to use the Executive's name for the purposes of assuring to the Corporation (or its nominee) the full benefit of its rights under the provisions of Articles 5 and 6.


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         7. Disability.  (a) In the event Executive becomes partially  disabled, or becomes totally disabled (as determined in accordance with Article 7(c) below) and such total disability has continued for less than six (6) full consecutive calendar months, then the Corporation shall continue during the Employment Period to pay Executive at the rate of his Base Annual Executive Compensation as set forth in Article 3 and continue the benefits provided for him in Articles 8 and 9 hereof. The Corporation shall retain the right,
notwithstanding   Executive's  partial  disability,   to  deliver  a  Notice  of
Nonrenewal during such time as such partial disability continues, unless Executive has already received a Notice of Nonrenewal, in which event such prior Notice of Nonrenewal shall remain effective notwithstanding Executive's partial disability. In any event, the Corporation's obligations in the event of Executive's partial disability shall terminate upon the end of the Employment Period.

         (b) In the event Executive becomes totally disabled (as determined in accordance with Article 7(c) below), and such total disability has continued for six (6) full consecutive calendar months or more, then for so long thereafter during the Employment Period as such total disability shall continue or for a period of one (1) year, whichever is longer, Executive shall be paid at seventy-five percent (75%) of the rate of his Base Annual Executive Compensation as set forth in Article 3 hereof. For purposes of determining the balance of the Employment Period under this Article 7(b), Executive shall be deemed to have received a Notice of Nonrenewal effective on the last day of said six-month period, unless he has already received a Notice of Nonrenewal, in which event such prior Notice of Nonrenewal shall be controlling.


         (c) For purposes of this Agreement, determination of whether Executive is or is not totally disabled shall be made as follows:
                           (i)      Executive's  inability,  physical or mental,
for whatever reason, to be able to perform his duties to the Corporation shall be total disability; and
                           (ii)  If  any  difference  shall  arise  between  the
Corporation and Executive as to whether he is totally disabled, such difference shall be resolved as follows: Executive shall be examined by a physician appointed by the Corporation and a physician appointed by Executive. If said two physicians shall disagree concerning whether Executive is totally disabled, that question shall be submitted to a third physician, who shall be selected by such two physicians. The medical opinion of such third physician, after examination of Executive and consultation with such other two physicians, shall decide the question.

         (d) Should Executive become totally disabled then he may by action of the Board of Directors be removed from his position and employment with the Corporation.

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         8. Death. In the event of the death of Executive  during the Employment
Period, the Corporation shall continue to pay Executive's Base Annual Executive Compensation for a period of one (1) year from the date of death. The salary payment will be made to the wife of Executive or if no wife shall survive Executive, to his estate.

         9. Employee Benefits. (a) Executive may participate in any life insurance, hospitalization or surgical program, or insurance program presently in effect or hereafter adopted by the Corporation, to the extent, if any, that he may be eligible to do so under the provisions of such plan or program. The Corporation may terminate, modify, or amend any such plan or program, in the manner and to the extent permitted therein, and the rights of Executive under any such plan or program shall be subject to any such right of termination, modification, or amendment. To the extent any payments under any such plan or program are made to Executive because he is disabled, such amounts shall be credited against amount due to Executive under Article 7.

         (b) The Corporation shall provide Executive with term life insurance for which Executive may designate one or more beneficiaries, with a death benefit equal to two (2) times the Base Annual Executive Compensation. To the extent that such life insurance is not provided in the Corporation's existing employee benefits package, the Corporation will endeavor to take out supplemental coverage, provided that Executive shall cooperate in obtaining such coverage, that Executive is not uninsurable, and that the premium is not unreasonably high.

         (c) For the sake of clarification, and notwithstanding any other provision of this Agreement, it is understood and agreed that all benefits provided to Executive under this Agreement shall be provided to the extent that they exceed any employee benefit provided to Executive other than specifically through this Agreement, such as the programs, plans, etc. referred to in Article 9(a) above. The benefits provided under this Agreement shall be supplemental to benefits provided otherwise to Executive by the Corporation, and shall not be provided to the extent that they are duplicative.

         10.  Covenant  Not to Solicit  Employees.  During the  one-year  period immediately following termination of Executive's employment with the Company (the "One-Year Period"), Executive agrees that, if such agreement is requested by the Company, he will not (a) solicit any past, present or future customers of the Corporation in any way relating to any business in which the Corporation was engaged during the term of his employment, or which the Corporation planned, during the term of his employment, to enter, or (b) induce or actively attempt to influence any other employee or consultant of the Company to terminate his or her employment or consultancy with the Company. During the One-Year Period, provided that the Company has requested the non-competition agreement referred to above with respect to said period, Executive shall be paid, in the same manner as paid while Executive was an employee, compensation equal to seventy-five percent (75%) of Executive's Base Annual Executive Compensation and employee benefits he received during the last year of employment with the Company, and, in addition, the Company shall have the right to call upon Executive's services as a consultant. In the event that Executive violates any provision of this Article 10, then in addition to any other remedies available to the Corporation, the Corporation shall have the right immediately to terminate any payments or benefits provided or to be provided to Executive under this Agreement.

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         11.  Assignment.  This Agreement may be assigned by the  Corporation as part of the sale of substantially all of its business; provided, however, that the purchaser shall expressly assume all obligations of the Corporation under this Agreement. Further, this Agreement may be assigned by the Corporation to an
affiliate,   provided  that  any  such  affiliate  shall  expressly  assume  all obligations of the Corporation under this Agreement, and provided further that the Corporation shall then fully guarantee the performance of the Agreement by such affiliate. Executive agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall remain between such assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance.

         12.      Termination.

         (a)      Survival.  The  provisions  of  Articles  5, 6,  10,  12 and
                  --------
14 and shall survive the termination of this Agreement.
         (b) Termination by Executive. Subject to the provisions of Article 12(c)(iii) regarding a Change in Control, if at any time during the Employment Period (whether or not Executive has received a Notice of Nonrenewal), Executive elects to terminate his employment with the Corporation, then the Corporation's obligations to Executive under this Agreement shall be limited to the Base Annual Executive Compensation and benefits earned up to the date of Executive's departure.
         (c)      Termination Without Cause.
                                    (i) Subject to the provisions of Article
12(c)(ii) below, and provided there has been no Change in Control(as defined in Article 12(c)(v) below), in the event the Corporation dismisses Executive without Cause from employment in a senior executive capacity with the Corporation, the Corporation shall continue to fulfill its obligations under this Agreement until the later of: (A) the date six months following Executive's dismissal, or (B) the end of the Employment Period. For purposes of determining the end of the Employment Period under this Article, Executive shall be deemed to have received a Notice of Nonrenewal effective on the date of his dismissal without Cause, unless he has already received a Notice of Nonrenewal, in which event such prior Notice of Nonrenewal shall be controlling.

                                    (ii)  Provided  there  has been no Change in
Control (as defined in Article 12(c)(v) below), if Executive takes other employment during the six-month period following his dismissal without Cause, then the Corporation's obligation to Executive shall be limited to payment of Executive's Base Annual Executive Compensation for the balance of said six-month period. Provided there has been no Change in Control (as defined in Article
12(c)(v) below), if Executive takes other employment after the end of the six-month period following his dismissal without Cause but before the end of the Employment Period, the Corporation's obligations to Executive under this Agreement shall cease upon Executive's taking such other employment.

                                    (iii) In the event  that a Change in Control
occurs during the Employment Period and either [A] Executive is dismissed without Cause from employment in a senior executive capacity up to and including twelve (12) months from such Change in Control or [B] Executive voluntarily leaves the employ of the Corporation up to and including twelve (12) months from such Change in Control, then in either case the Corporation shall continue to fulfill its obligations under this Agreement for a period of twelve (12) months from such dismissal without Cause or voluntary departure, as the case may be;
provided, however, that if Executive takes other employment during said twelve-month period, the Corporation's obligation to Executive for the balance of said twelve-month period shall be limited to payment of Executive's Base Annual Executive Compensation.

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                                    (iv)   Notwithstanding   anything   to   the
contrary in this Agreement, the Corporation, in its sole and absolute discretion, may accelerate the payment of any amounts payable under Article 12(c) hereof to Executive, provided, however, that accelerating such payments does not affect Executive's eligibility to continue his insurance benefits on the same basis (both with respect to coverage and contributions) as the Corporation's active employees until such time as he would have received the last amount payable under Article 12(c) hereof had payment thereof not been accelerated pursuant to this Article 12(c)(iv).
                                    (v) "Change in  Control"  shall mean [A] the
date of public announcement that a person has become, without the approval of the Corporation's Board of Directors, the beneficial owner of 20% or more of the voting power of all securities of the Corporation then outstanding; [B] the date of the commencement of a tender offer or tender exchange by any person, without the approval of the Corporation's Board of Directors, if upon the consummation thereof such person would be the beneficial owner of 20% or more of the voting power of all securities of the Corporation then outstanding; or [C] the date on which individuals who constituted the Board of Directors of the Corporation on the date this Agreement was adopted cease for any reason to constitute a majority thereof, provided that any person becoming a director subsequent to such date whose election or nomination was approved by at least three quarters of such incumbent Board of Directors shall be considered as though such person were an incumbent director.
                                    (vi)    "Cause" shall mean [A] breach of
Executive's obligations under Article 5 or 10of this Agreement, [B] stealing from the Corporation or [C] Executive'sconviction of a felony.

                  (d) Executive agrees not to apply for or receive unemployment insurance benefits while receiving any benefits under this contract.

         13. Notices. All notices required or permitted to be given hereunder shall be mailed by certified mail or delivered by hand to the party to whom such notice is required or permitted to be given hereunder. If mailed, any such notice shall be deemed to have been given when mailed as evidenced by the postmark at point of mailing. If delivered by hand, any such notice shall be deemed to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party.

         Any notice to the Corporation or to any assignee of the Corporation shall be addressed as follows:
                           SpecTran Corporation
                           50 Hall Road
                           Sturbridge, MA  01566
                           Attn:  Chief Financial Officer

                           With an additional copy to:
                           Ira S. Nordlicht, Esq.
                           Nordlicht & Hand
                           645 Fifth Avenue
                           New York, New York 10022
         Any notice to Executive shall be addressed to the address appearing on the records of the Corporation at the time such notice is given.

         Either party may change the address to which notice to it is to be addressed, by notice as provided herein.

         14. Applicable Law. This Agreement shall be interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the principles of conflicts of law.

         15. Effective Date. This Agreement shall become effective as of the date first mentioned in this Agreement.


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


         IN WITNESS WHEREOF, the parties hereto have executed the above Agreement as of the day and year first above written.

                                                     SPECTRAN CORPORATION


___________________                         By /s/ Raymond E. Jaeger
NOTARY                                      Name:  Raymond E. Jaeger
                                            Title: Chairman of the Board
                                                   and Chief Executive Officer


___________________                            /s/ Charles B. Harrison
NOTARY                                             Charles B. Harrison






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